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                                                     EXHIBIT 23.1

                        December 22, 1994

To the Board of Directors
CSX Corporation
One James Center
901 E. Cary Street
Richmond, Virginia 23219

Gentlemen:

       I am Senior Counsel of CSX Corporation and am providing this opinion in connection with your filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") relating to the Long-Term Performance Stock Plan (the "Plan"). The Registration Statement covers 5,000,000 shares of Common Stock of the Company (the "Common Stock"). Up to 5,000,000 shares of Common Stock have been reserved for issuance under the Plan.

       I am of the opinion that such 5,000,000 shares of Common Stock, when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

       I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,

                              /s/ELLEN M. FITZSIMMONS
                              -----------------------
                              Ellen M. Fitzsimmons
                              Senior Counsel





















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